Exhibit 10.12

Optionee: [NAME]

NON-EMPLOYEE DIRECTOR

STOCK OPTION AGREEMENT

PURSUANT TO THE

SUNEDISON SEMICONDUCTOR LIMITED

2014 NON-EMPLOYEE DIRECTOR INCENTIVE PLAN

The Board of Directors (together with any designee thereof, the “Board”) of SunEdison Semiconductor Limited (the “Company”), has determined that [NAME] (the “Optionee”) is eligible and deserving of an award under the SunEdison Semiconductor Limited 2014 Non-Employee Director Incentive Plan, as amended from time to time (the “Plan”), a copy of which is attached hereto as Exhibit B. This Agreement is subject to the terms of the Plan in all respects, and specific reference shall be made to the Plan in determining the Optionee’s rights and obligations hereunder. If any provisions of this Agreement and the Plan conflict, the provisions of the Plan shall control. Capitalized terms which are used herein and not otherwise defined shall have the meanings set forth in the Plan. This Agreement is an “Agreement” as such term is defined in the Plan.

This Agreement is made by and between the Company and the Optionee as follows:

1. Grant of Option. The Optionee is hereby granted, as of the Grant Date set forth on Exhibit A attached hereto (the “Grant Date”), an Option (the “Option”) to purchase the number of shares of Common Stock set forth on Exhibit A attached hereto (the “Option Shares”). This Option shall constitute a Non-Qualified Stock Option. Except as otherwise provided by the Plan, the Optionee agrees and understands that nothing contained in this Agreement provides, or is intended to provide, the Optionee with any protection against potential future dilution of the Optionee’s interest in the Company for any reason. The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock covered by the Option unless and until the Optionee has become the holder of record of such shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such shares, except as otherwise specifically provided for in the Plan or this Agreement.

2. Purchase Price. The exercise price applicable to this Option will be the amount per share set forth on Exhibit A attached hereto (the “Purchase Price”), which amount is at least equal to the Fair Market Price of a share of Common Stock as of the Grant Date. The number of Option Shares and Purchase Price per Option Share under this Option are subject to adjustment as provided in the Plan.

3. Term. This Option shall have the term, subject to earlier termination as provided herein or in the Plan, set forth on Exhibit A attached hereto.

4. Exercise of Option. Subject to the provisions of this Agreement and the Plan, and subject to Optionee’s Continuous Service, this Option shall vest according to the schedule set forth on Exhibit A attached hereto, and any vested portion of the Option shall be exercisable, in whole or in part, at any time or from time to time prior to the expiration of the Option or as provided herein by the filing of any written form of exercise notice as may be required by the Committee and payment in full of the Purchase Price set forth on Exhibit A multiplied by the number of shares of Common Stock underlying the portion of the Option exercised. At the discretion of the Optionee, the Optionee may elect to acquire Option Shares upon exercise without payment in cash for the Purchase Price. Such a cashless exercise shall be effectuated by the Company delivering shares of Common Stock to the Participant with a Fair Market Value equal to the difference between (i) the aggregate Fair Market Value of the Option Shares to be acquired upon such exercise, minus (ii) the aggregate exercise price payable by the Optionee for the then vested Options underlying such Option Shares. To the extent exercisable, this Option may be exercised in whole or in part and from time to time until fully exercised or until the Option expiration date set forth on Exhibit A attached hereto or until this Option terminates under the Plan and this Agreement. In no event, however, shall this Option be exercisable in whole or in part after the expiration of ten years from the Grant Date. This Option may be exercised only in accordance with the terms and conditions of the Plan.

(a) Termination of Continuous Service. In the event the Optionee’s Continuous Service terminates (other than upon the Optionee’s death or Disability), the unvested portion of the Option shall be immediately forfeited for no additional consideration, and Optionee may exercise the vested Option (to the extent that the Optionee was entitled to exercise this Option as of the date of termination) but only within such period of time ending on the earlier of: (i) the date three months following the termination of the Optionee’s Continuous Service; or (ii) the expiration of the Term of this Option; provided that, if the termination of Continuous Service is by the Company for Cause, all outstanding Options (whether or not vested) shall immediately terminate and cease to be exercisable. If, after termination, the Optionee does not exercise any vested portion of this Option within the period described in the preceding sentence, such vested portion of the Option shall terminate for no additional consideration.

(b) Disability of Optionee. In the event that the Optionee’s Continuous Service terminates as a result of the Optionee’s Disability, the unvested portion of the Option shall be immediately forfeited for no additional consideration, and Optionee may exercise the vested portion Option (to the extent that the Optionee was entitled to exercise this Option as of the date of termination), but only within such period of time ending on the earlier of: (1) the date 12 months following such termination; or (2) the expiration of the Term of this Option. If, after termination, the Optionee does not exercise any vested portion this Option within the period described in the preceding sentence, such vested portion of the Option shall terminate for no additional consideration.

(c) Death of Optionee. In the event the Optionee’s Continuous Service terminates as a result of the Optionee’s death, the unvested portion of the Option shall be immediately forfeited for no additional consideration, and the vested portion of the Option may be exercised (to the extent the Optionee was entitled to exercise this Option as of the date of death) by the Optionee’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionee’s death, but only within the period ending on the earlier of: (1) the date 12 months following the date of death; or (2) the expiration of the Term of this Option. If, after termination, the Optionee’s estate does not exercise the vested portion of the Option within the period described in the preceding sentence, such vested portion of the Option shall terminate for no additional consideration.

(d) Change in Control. Notwithstanding anything contained herein to the contrary, in the event of the Optionee’s termination of Continuous Service without Cause or for Good Reason during the 12-month period following a Change in Control Date, this Option shall become immediately exercisable with respect to 100% of the Option Shares. In addition, in the event of a Change in Control, an Award may be treated, to the extent determined by the Committee to be permitted under Section 409A of the Code, in accordance with such method provided for under the Plan as determined by the Committee in its sole discretion.

5. Certain Taxes. The Optionee shall be solely responsible for any applicable taxes (including, without limitation, income and excise taxes) and penalties, and any interest that accrues thereon, that he or she incurs in connection with the receipt, vesting, or exercise of this Option. Any minimum statutorily required withholding obligation with regard to the Optionee may be satisfied by reducing the amount of cash or shares of Common Stock otherwise deliverable upon exercise of the Option; provided, that no Option Shares shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law.

6. Transfer Restrictions. The Option, and any rights and interests with respect thereto, issued under this Agreement and the Plan shall not be sold, exchanged, transferred, assigned or otherwise disposed of in any way by the Optionee (or any beneficiary of the Optionee), other than by testamentary disposition by the Optionee or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, permit the Option to be transferred to a family member for no value, provided that such transfer shall only be valid upon execution of a written instrument in form and substance acceptable to the Committee in its sole discretion evidencing such transfer and the transferee’s acceptance thereof signed by the Optionee and the transferee, and provided, further, that the Option may not be subsequently transferred other than by will or by the laws of descent and distribution or to another family member (as permitted by the Committee in its sole discretion) in accordance with the terms of the Plan and this Agreement, and shall remain subject to the terms of the Plan and this Agreement. Any attempt to sell, exchange, transfer, assign, pledge, encumber or otherwise dispose of or hypothecate in any way the Option, or the levy of any execution, attachment or similar legal process upon the Option, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

7. Acceptance of this Agreement and the Plan. The Optionee hereby accepts the terms, conditions, and provisions of this Agreement and the Plan and agrees to be bound hereby and thereby, and further agrees that his or her executors, administrators, heirs, successors, and assigns shall be bound hereby and thereby. Without limitation of the foregoing, the Optionee hereby agrees, individually and for his or her executors, administrators, heirs, successors, and assigns, that all decisions or interpretations of the Committee or its duly authorized representatives with regard to any and all aspects of the Plan and the administration thereof shall be binding, conclusive, and final.

8. Notices. The parties hereto designate as the respective addresses for the receipt of any notice under this Agreement or the Plan the address set forth below the Optionee’s signature on this Agreement and, as to the Company, the address of its principal place of business, provided that any notice hereunder by the Optionee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the General Counsel of the Company.

9. Conformity With the Plan. This Option is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan, which is incorporated herein by reference. Inconsistencies between this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. By executing this Agreement, Optionee acknowledges receipt of the Plan and agrees to be bound by all of the terms of the Plan.

10. Use of Services. Any questions as to whether and when there has been a termination and the cause of such termination shall be determined in the sole discretion of the Committee. Nothing herein confers any right or obligation on the Optionee to continue rendering services to the Company or shall affect in any way the Optionee’s right or the right of the Company, as the case may be, to terminate the Optionee’s services at any time, with or without Cause.

11. Governing Law. To the extent that federal laws do not otherwise control, this Agreement is governed by the laws of Missouri, without giving effect to principles of conflicts of laws, and construed accordingly, except for those matters subject to the General Corporation Law of Delaware, which shall be governed by such law, without giving effect to principles of conflicts of laws, and construed accordingly.

12. Entire Agreement. This Agreement, together with the Plan, constitutes the entire understanding between the Optionee and the Company with respect to the subject matter hereof and thereof, and supersedes all other agreements, whether written or oral, with respect to the acquisition by the Optionee of his /her Option and/or Option Shares. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Company and the Optionee. The Company shall give written notice to the Optionee of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

13. Transfer of Personal Data. The Optionee authorizes, agrees and unambiguously consents to the transmission by the Company (or any Subsidiary) of any personal data information related to the Option awarded under this Agreement for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Optionee.

14. Compliance with Laws. The issuance of the Option (and the Option Shares upon exercise of the Option) pursuant to this Agreement shall be subject to, and shall comply with, any applicable requirements of any foreign and U.S. federal and state securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and in each case any respective rules and regulations promulgated thereunder) and any other law or regulation applicable thereto. The Company shall not be obligated to issue the Option or any of the Option Shares pursuant to this Agreement if any such issuance would violate any such requirements.

15. Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the Option is intended to be exempt from the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent.

16. Binding Agreement; Assignment. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Company and its successors and assigns. The Optionee shall not assign (except in accordance with Section 6 hereof) any part of this Agreement without the prior express written consent of the Company.

17. Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19. Further Assurances. Each party hereto shall do and perform (or shall cause to be done and performed) all such further acts and shall execute and deliver all such other agreements, certificates, instruments and documents as either party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the Plan and the consummation of the transactions contemplated thereunder.

20. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

21. Acquired Rights. The Optionee acknowledges and agrees that, in accordance with the Plan, (a) the Company may terminate or amend the Plan at any time; (b) the award of the Option made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Company; (c) no past grants or awards (including, without limitation, the Option awarded hereunder) give the Optionee any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Optionee’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

(Signature page(s) follow)

Executed as of the      day of             , 2014.

SUNEDISON SEMICONDUCTOR LIMITED	OPTIONEE:

By:	By:
Name (Print):	Name (Print):
Title:	Title:
Address:	Address:

Exhibit A

to the Non-Employee Director Stock Option Agreement (the “Agreement”)

Name of Optionee:	[NAME]
Status with the Company (the “Current Position”)	Employee
Director
Other

Option Grant Date:	, 20

Type of Option Granted:	Non-Qualified Stock Option

Type of Security:	Common Stock of the Company

Number of Shares Covered by the Option (the “Option Shares”)	[X] shares

Option Exercise Price Per Share (the “Purchase Price”)	$[X.XX] per share

Option Term:	10 years from the Grant Date

Vesting Schedule:	This Option shall vest and become exercisable as follows:

[Vesting shall occur not more rapidly than ratably over a period of three years from the grant date beginning on the first anniversary of the Option grant date.]

Termination:	See terms and conditions set forth in the Agreement and the Plan.

Share Transfer Restrictions; Rights of the Company	See terms and conditions set forth in the Agreement and the Plan.

COMPANY:	OPTIONEE:

A-1